The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-274444

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2023

Preliminary Prospectus Supplement

(To Prospectus dated September 27, 2023)

The Real Good Food Company, Inc.

Class A Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering    shares of our Class A common stock, par value $0.0001 per share (“Common Stock”). Our Common Stock is traded on The Nasdaq Global Market under the symbol “RGF.” On October 9, 2023, the closing price of our Common Stock was $3.25 per share.

The aggregate market value of our outstanding Common Stock held by non-affiliates is $49,335,767 based on 11,338,949 shares of outstanding Common Stock held by non-affiliates as of August 23, 2023 and a price per share of $4.35, the closing price of our Common Stock on August 23, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not sold any shares of our Common Stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our Common Stock involves a high degree of risk. Please see “Risk Factors” beginning on page S-8 in this prospectus supplement and on page 5 in the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” for a full description of compensation payable to the underwriter in connection with this offering.

We have granted the underwriter an option to purchase within 30 days from the date of this prospectus supplement up to an additional   shares of our Common Stock at the per share purchase price set forth above to cover over-allotments, if any. If the underwriter exercise this option in full, the total underwriting discount will be $   and our total proceeds, before expenses, will be $   .

Certain of our existing directors and officers, and entities affiliated with the underwriter, have indicated an interest in purchasing shares of Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares in this offering.

The underwriter expects to deliver the shares of Common Stock against payment on or about October   , 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is October , 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-274444) that we filed with the U.S. Securities and Exchange Commission, or the SEC, on September 11, 2023, which was declared effective on September 27, 2023.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information about the securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the SEC before the date of the prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If a statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We have not, and the underwriter has not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, and your reliance on any unauthorized information or representation is at your own risk. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside of the United States. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our Realgood Foods Co. logo, and The Real Good Food Company are trademarks of the Company and its subsidiary. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

When we refer to “RGF,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Real Good Foods Company, Inc. and its consolidated subsidiary Real Good Foods, LLC, taken as a whole, unless otherwise specified.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: our ability to successfully implement our growth strategy; our ability to maximize our production capabilities in our manufacturing facilities and achieve benefits therefrom; our ability to generate sufficient cash flow or raise capital on acceptable terms; the loss of key members of our senior management team; allegations that our products cause illness or fail to comply with government regulations; the loss of a significant customer; the entrance of new competitors into our industry; the impact of public health crises on the U.S. and global economies, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations; the effectiveness of our marketing and trade spending programs; our ability to introduce new products and improve existing products; our ability to match our manufacturing capacity with demand; the impact of government regulation, scrutiny, warning and public perception; the effect of false marketing claims; adverse weather conditions, natural disasters, pestilences and other natural conditions affecting our operations; our ability to develop and maintain our brand; the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require; our ability to manage our supply chain effectively; volatility in the price of our Class A common stock; and the other risks, uncertainties and the factors described in the risk factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus supplement.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of such statements. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

Overview

We are an innovative high-growth, branded, health- and wellness-focused frozen and refrigerated food company. We develop, market, and manufacture delicious and convenient comfort foods designed to be high in protein, low in sugar, and made from ingredients that are intended to be sold in the health and wellness (“H&W”) segment of the frozen and refrigerated food categories. Our brand commitment, “Real Food You Feel Good About Eating,” represents our strong belief that, by eating our food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle.

We are a mission-focused company. Our mission is to make our craveable, nutritious comfort foods accessible to everyone across the United States and, eventually, throughout the world. Our mission is important to us because we believe an increasing number of consumers are seeking to make healthier food choices, yet face limited options when it comes to the convenience of products found in the frozen food aisle. These consumers include the U.S. population seeking to reduce sugar in their diets, the U.S. population seeking to reduce their carbohydrate intake, the 13% of the U.S. adult population suffering from the health effects of diabetes, the 34.5% of the U.S. adult population with prediabetes, and the 42% of the adult U.S. population suffering from obesity. We believe our products provide alternatives for these consumers, and also have broad appeal due to our uncompromising approach to developing products suited to a wide range of consumer tastes and diet preferences.

We believe the nutritional content and quality of our products position us to compete directly within the $170 billion U.S. H&W industry, which includes natural, specialty, and wellness food products. Since our inception, we have focused on creating H&W products for the frozen food aisle, where we believe H&W brands are underrepresented compared to other categories. We also believe H&W branded products with our macronutrient composition are similarly underrepresented within the frozen food category. We compete in multiple large subcategories within the U.S. frozen food category, including frozen entrée and breakfast, which we consider our two core, strategic growth subcategories. According to SPINS information as of April 23, 2023, the two core subcategories in which we operate comprised 48% of the approximately $66 billion U.S. frozen food category excluding frozen and refrigerated meat. Currently, we sell comfort foods such as our bacon wrapped stuffed chicken, chicken enchiladas, grain-free cheesy bread breakfast sandwiches, lightly breaded chicken nuggets, burritos, flautas, and various entrée bowls. Based on consumer feedback, we also believe our brand has permission to extend into multiple adjacent food categories within and outside of frozen and refrigerated foods.

All of our products are prepared with proprietary ingredient systems that allow us to provide consumers with delicious meals that are designed to be high in protein, low in sugar, and many of these are made with gluten- and grain-free ingredients. Our base ingredient systems, which include (i) chicken and parmesan cheese, and (ii) plant-based proteins and fibers, are composed of simple ingredients to which our consumers are accustomed. We believe these ingredient systems are critical to our success because they are a large part of what makes our products craveable while allowing us to capture the macronutrient ratios favored by H&W consumers. To support these ingredient systems, we source widely available, nutritious ingredients from a network of suppliers with whom we have strong relationships.

Historically, we have sold substantially all of our products under our “Realgood Foods Co.” brand. We also sell a limited number of private label products to select retail customers. Our branded products are sold to consumers through an increasing number of locations within retail channels, primarily in natural and conventional grocery, club, and mass merchandise stores, including Walmart, Kroger, Publix, Albertsons Safeway, HEB and Costco.

Recent Developments

Preliminary Third Fiscal Quarter 2023 Results

For the three months ended September 30, 2023, our preliminary estimated net sales are expected to be between $55 million and $57 million, an increase in the range of approximately $17.5 million to $19.5 million, or 46% to 52% as compared to net sales of $37.6 million for the three months ended September 30, 2022.

The estimated results for the three months ended September 30, 2023 are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the closing of the third fiscal quarter of 2023 and finalization of financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. generally accepted account principles (“GAAP”). Consequently, we have provided ranges, rather than specific amounts, for the preliminary results primarily because our financial closing procedures for the three months ended September 30, 2023 are not yet complete, and as a result, our results upon completion of our closing procedures may vary from the preliminary estimates. We caution you that the estimates of revenue are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. See sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data and the actual unaudited financial data that we will report for the three months ended September 30, 2023.

Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the estimated results.

Financing Update

The Company is currently evaluating multiple prospective financing arrangements to refinance its existing loan and security agreement (as amended, the “Credit Facility”) with PMC Financial Services Group, LLC (“PMC”) in order to enhance its liquidity. As of September 30, 2023, the Credit Facility provides the Company with a $80.0 million line of credit repayable on November 30, 2025 and includes a $8.1 million capital expenditure term loan and $20.0 million term loan, each of which matures on August 31, 2028. The Company’s ability to refinance the Credit Facility depends on whether it can access adequate financing. Changes in the debt and equity markets, including market disruptions, limited liquidity, and interest rate volatility, may limit the Company’s access to financing, increase the cost of financing and adversely impact our ability to refinance the Credit Facility. In addition, any such refinancing may include the incurrence of subordinated debt or the issuance of equity and/or equity-like instruments. Accordingly, there is no guarantee that the Company will be successful in refinancing the Credit Facility.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2026, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus; we may avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley; we may provide reduced disclosure about our executive compensation arrangements; and we may not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Corporate Information

The Real Good Food Company, Inc. was formed as a Delaware corporation on June 2, 2021 under the name “Project Clean, Inc.” for the purpose of completing an initial public offering (the “IPO”) and related reorganizational transactions in order to carry on the business of RGF, LLC, a Delaware limited liability company and the sole subsidiary of the Company. Our principal executive offices are located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002 and our telephone number is (856) 644-5624. Our website address is https://realgoodfoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. We have included our website address as an inactive textual reference only.

THE OFFERING

Common Stock offered by us	shares of Common Stock (or shares of Common Stock if the underwriter exercises its option to purchase additional Common Stock in full).

Common Stock to be outstanding immediately after the offering	shares of Common Stock.

Underwriter’s option to purchase additional shares of Common Stock	We have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to an additional shares of Common Stock from us at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-10.

Dividend policy	We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Indication of interest	Certain of our existing directors and officers, and entities affiliated with the underwriter, have indicated an interest in purchasing shares of Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares in this offering.

Risk factors	Investing in our Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in our Common Stock.

Nasdaq Global Market symbol	“RGF.”

The number of shares of Common Stock to be outstanding immediately after this offering is based on 11,454,164 shares of our Common Stock outstanding as of October 9, 2023, and excludes 2,119,482 shares of Common Stock reserved for future issuance under our 2021 Stock Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no vesting of restricted stock units described above, and assumes no exercise by the underwriter of its option to purchase additional shares of Common Stock to cover over-allotments, if any.

RISK FACTORS

Before deciding to invest in our Common Stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our Common Stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our Common Stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related to our Class A Common Stock and this Offering

As an investor participating in this offering, you will experience immediate substantial dilution.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $    per share based on the public offering price of $    per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We intend to use the proceeds from this offering for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. See “Use of Proceeds” located elsewhere in this prospectus supplement.

An active trading market in our Common Stock may not be sustained.

Although our Common Stock is currently traded on The Nasdaq Global Market, an active trading market may not be sustained in our Common Stock. If an active market for our Common Stock is not maintained, the value of your shares may decline and you may be unable to sell your shares when or at the price that you may wish to sell them. An inactive market may also impair our ability to raise capital by selling shares of our Common Stock, which could negatively impact our business.

Because we do not intend to pay cash dividends on our shares of Common Stock, any returns will be limited to the value of our shares.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Participation in this offering by certain of our existing directors and officers would reduce the available public float of our shares of Common Stock.

Certain of our existing directors and officers, and entities affiliated with the underwriter, have indicated an interest in purchasing shares of our Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares of Common Stock in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares of Common Stock in this offering. To the extent these existing directors and officers purchase any shares of Common Stock in this offering, such purchase could reduce the available public float of our shares of Common Stock because such directors and officers may be restricted from selling the shares by restrictions under applicable securities laws. As a result, any purchase of shares of Common Stock by such directors and officers in this offering may reduce the liquidity of our Common Stock relative to what it would have been had these shares been purchased by investors that were not directors or officers.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of approximately $   million, or approximately $   million if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, if any, based on the public offering price of $   per share of Common Stock, in each case after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from this offering. We intend to use the net proceeds from this offering for general corporate purposes.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as-adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of June 30, 2023 was approximately $(46.8) million, or $(6.50) per share of Common Stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of June 30, 2023.

As-adjusted net tangible book value per share represents our net tangible book value after giving effect to the sale of   shares of Common Stock at the public offering price of $   per share, and, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, would have been approximately $   , or $   per share. This represents an immediate increase in net tangible book value of $   per share to our existing stockholders and an immediate dilution of approximately $   per share to purchasers of our Common Stock in this offering.

The following table illustrates this per share dilution.

Public offering price per share			$
Net tangible book value per share as of June 30, 2023		$(6.50)
Increase in net tangible book value per share attributable to this offering	$
As-adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering			$

Dilution per share to new investors in this offering			$

If the underwriter exercises in full its option to purchase up to   additional shares of Common Stock to cover over-allotments, if any, in this offering at the public offering price, then the as-adjusted net tangible book value after this offering would have been $   per share, representing an increase in net tangible book value of $   per share to existing stockholders and immediate dilution in value of $   per share to investors purchasing shares of our Common Stock in this offering.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 11,454,164 shares of our Common Stock outstanding as of October 9, 2023, and excludes 2,119,482 shares of Common Stock reserved for future issuance under our 2021 Stock Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise, conversion, or vesting of restricted stock units or warrants described above and assumes no exercise by the underwriter of its option to purchase additional shares of Common Stock to cover over-allotments, if any. To the extent that any of these outstanding warrants are exercised at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

CAPITALIZATION

The table below sets forth our cash and cash equivalents as well as our capitalization as of June 30, 2023:

•	on an actual basis; and

•

on an as-adjusted basis to reflect our receipt of the net proceeds from our sale of shares of Common Stock in this offering at the public offering price of $   per share, after deducting underwriting discounts and commission and estimated offering expenses.

We can offer no assurance that the concurrent underwritten offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2023
	Actual	As Adjusted

	(in thousands, except share and per share data)
Cash	$692	$

Total debt including current portion(1)	$102,146
Stockholders’ Equity/(Deficit):
Class A common stock, $0.0001 par value — 100,000,000 shares authorized; and 7,203,851 shares issued and outstanding as of June 30, 2023	$1	$
Class B common stock, $0.0001 par value — 25,000,000 shares authorized; and 18,676,781 shares issued and outstanding as of June 30, 2023	$2	$
Additional paid-in capital	$60,043	$
Accumulated deficit	$(28,992)	$
Non-controlling interest	$(63,636)	$

Total stockholders’ equity	$(32,582)	$

Total capitalization	$69,564	$

(1)

Total debt includes the current portion of long term debt, our revolving line of credit, term loan and equipment loan. Excludes $750,000 loan from a director/officer of the company entered into in August 2023, which matures in December 2023.

The table above excludes 2,119,482 additional shares of our common stock available for future issuance as of September 30, 2023, under our 2021 Stock Incentive Plan. This table assumes no vesting of restricted stock units described above and no exercise by the underwriter of its option to purchase additional shares of Common Stock to cover over-allotments, if any.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of material U.S. federal income tax considerations relating to ownership and disposition of our Common Stock by a non-U.S. holder who is an initial purchaser of Common Stock pursuant to this offering. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) of our Common Stock who or that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion does not address the tax considerations to entities or arrangements that are treated as partnerships or other pass-through (or disregarded) entities for U.S. federal income tax purposes that hold our Common Stock or to partners, members or other beneficial owners in such partnerships or other pass-through entities. The tax treatment of a partner, member or other beneficial owner in any such partnership or other pass-through entity for U.S. federal income tax purposes generally will depend upon the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner in a partnership or a pass-through entity that will hold our Common Stock, you are urged to consult your own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock through such partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, and current administrative pronouncements and rulings and judicial decisions, all as in effect as of the date of this prospectus, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change to existing, or any future, legislation, regulations, administrative pronouncements or rulings or judicial decisions could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described in this prospectus, and its challenge may be upheld by a court.

We assume in this discussion that each non-U.S. holder holds shares of our Common Stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state or local, or non-U.S. taxes, the alternative minimum tax, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address all of the different consequences that may apply to a non-U.S. holder that may be subject to special tax rules, such as:

•	banks, financial institutions or financial services entities;

•	brokers or dealers in securities;

•	tax-exempt organizations;

•	pension plans;

•	owners that hold our Common Stock as part of a straddle, hedge, wash sale, conversion transaction, synthetic security, or other integrated investment;

•	traders in securities that have elected the mark-to-market method of accounting for their securities holdings;

•	insurance companies;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons who have acquired our Common Stock pursuant to the exercise of an option or otherwise in a compensatory transaction;

•	governments or agencies or instrumentalities thereof;

•	certain U.S. expatriates or former long-term residents of the United States; and

•	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX LAWS APPLICABLE TO THEIR PARTICULAR SITUATIONS AND THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Distributions on Our Common Stock

As discussed within the section entitled “Dividend Policy,” we do not expect to make cash dividends to holders of our Common Stock in the foreseeable future. Distributions, if any, on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s capital that reduces the adjusted tax basis in its Common Stock, up to the non-U.S. holder’s tax basis in its Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Dividends paid to a non-U.S. holder, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, generally will be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock”), any distribution that exceeds our current and accumulated earnings and profits generally will be subject to 15% U.S. federal income tax withholding.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed in the hands of the non-U.S. holder at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

A non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence will be required to provide proper certification (usually on a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form)) and satisfy other applicable requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a credit against their U.S. federal income tax liability, and may be entitled to a refund, of any excess amounts withheld by timely filing an appropriate claim for a credit or refund with the IRS.

Gain on Sale, Exchange, or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized upon such non-U.S. holder’s sale, exchange, or other taxable disposition of our Common Stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is classified as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a non-resident alien individual present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder recognized in the taxable year of the disposition, if any; or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period in its Common Stock, if shorter) a “U.S. real property holding corporation” unless our Common Stock is considered to be regularly traded on an established securities market (within the meaning of applicable Treasury regulations) and the non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, at all times during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. [We believe that we are not currently, and we do not anticipate becoming in the foreseeable future, a “U.S. real property holding corporation” for U.S. federal income tax purposes. We can provide no assurance, however, as to our future status as a U.S. real property holding corporation or as to whether our Common Stock would be considered to be regularly traded on an established securities market.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Common Stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders generally will have to comply with specific certification procedures to establish that the non-U.S. holder is not a United States person (as defined in the Code) in order to avoid U.S. backup withholding at the applicable rate (currently at 24%) with respect to dividends on our Common Stock. Generally, a non-U.S. holder can comply with such procedures by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meeting the documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishing an exemption (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person). Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under “Distributions on Our Common Stock,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding, currently at a rate of 24%, generally will apply to the proceeds of a disposition of our Common Stock by a non-U.S. holder effected by or through the U.S. office of any broker, whether U.S. or non-U.S., unless the non-U.S. holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption from backup withholding. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle the non-U.S. holder to a refund, provided that an appropriate claim is timely filed with the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”), generally imposes a 30% withholding tax on dividends on our Common Stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution” (as defined for FATCA purposes) the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. owners, if any, or (iii) the foreign entity is otherwise exempt from FATCA. In the case of payments made to a “foreign financial institution” (as defined for FATCA purposes), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with a reporting agreement with the U.S. government, or FATCA Agreement or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than 10% of such entity) or that identifies its “substantial” U.S. owners. If our Common Stock is held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) may be required, subject to applicable exceptions, to withhold such tax on payments of dividends described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not complied with its obligations under FATCA.

Under certain transitional rules (and extensions thereof), FATCA was expected to also apply to payments of gross proceeds from a sale or other disposition of stock that produces U.S.-source dividends (such as our Common Stock) made after a certain date. However, proposed Treasury regulations, if finalized in their current form, would eliminate the requirements under FATCA of withholding on gross proceeds from the sale of such stock, and the U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury regulations pending their finalization. However, there can be no assurance that final Treasury regulations will provide the same exceptions from FATCA withholding as the proposed Treasury regulations. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to an investment in our Common Stock.

UNDERWRITING

B. Riley Securities Inc. (“B. Riley”) is acting as the sole underwriter named in the Underwriting Agreement, or the Underwriter. Subject to the terms and conditions of an underwriting agreement, dated October   , 2023, we have agreed to sell, and B. Riley has agreed to purchase, the number of shares of Common Stock listed in the following table, at the public offering price less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter	Number of Shares
B. Riley Securities, Inc.

The underwriting agreement provides that the obligations of the B. Riley is subject to certain conditions precedent such as the receipt by the B. Riley of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that B. Riley will purchase all of the shares of Common Stock if any of them are purchased. If B. Riley defaults, the underwriting agreement provides that underwriting agreement may be terminated. The Company will agree to indemnify B. Riley and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that B. Riley may be required to make in respect of those liabilities.

B. Riley has advised us that, following the consummation of this offering, it currently intends to make a market in the Common Stock as permitted by applicable laws and regulations. However, B. Riley is not obligated to do so, and B. Riley may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Common Stock, that you will be able to sell any of the Common Stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

B. Riley is offering the shares of Common Stock subject to its acceptance of the shares of Common Stock from us and subject to prior sale. B. Riley reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. In addition, B. Riley has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority. B. Riley may offer and sell the shares of our Common Stock through certain of its affiliates or other registered broker-dealers or selling agents.

Commission and Expenses

B. Riley has advised us that it proposes to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include B. Riley, at that price less a concession not in excess of $   per share of Common Stock. B. Riley may allow, and certain dealers may reallow, a discount from the concession not in excess of $   per share of Common Stock to certain brokers and dealers. After the offering, the public offering price, concession, and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay B. Riley, and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of its option to purchase additional shares of Common Stock to cover over-allotments, if any.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $    million. We have agreed to reimburse the Underwriter for certain offering expenses, including fees and expenses of counsel for the Underwriter.

Stamp Taxes

If you purchase shares of Common Stock offered in this Offering, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to B. Riley an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of    shares of Common Stock to cover over-allotments, if any, from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If B. Riley exercises this option, it will be obligated, subject to specified conditions, to purchase such additional shares. This option may be exercised only if B. Riley sells more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We have agreed that, subject to certain exceptions, for a period of 90 days from the date of this prospectus, we will not, without the prior written consent of B. Riley (which consent may be withheld in its sole discretion), (i) sell, offer to sell, contract to sell or lend any common stock or any options or warrants or other rights to acquire common stock, or any other securities exchangeable or exercisable for or convertible into common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common stock (“Related Securities”); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any common stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any common stock or Related Securities; (iv) in any other way transfer or dispose of any common stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any common stock or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any common stock or Related Securities (other than shares of Common Stock sold in this offering); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common stock; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated hereby, (B) issue common stock, or options to purchase common stock, or issue common stock upon exercise of options, or pursuant to any stock option or other stock plan or arrangement described in the registration statement and this prospectus supplement, but only if the holders of such common stock or options agree in writing with the Underwriter not to sell, offer, dispose of or otherwise transfer any such common stock or options during such lock-up period without the prior written consent of Underwriter (which consent may be withheld in its sole discretion), (C) file one or more registration statements on Form S-8 with respect to any Common Stock or Related Securities issued or issuable pursuant to any stock option, or other stock plan or arrangement described in the registration statement or this prospectus supplement, (D) issue Common Stock in connection with the acquisition or license by the Company of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such merger or acquisition, (E) issue Common Stock or Related Securities in connection with any merger, joint venture, commercial relationship or other strategic or collaborative transactions and (F) permit holders of our LLC Units (as defined in the Registration Statement) to redeem such LLC Units into an equivalent number of shares our Common Stock; provided that, in the case of the preceding clauses (D) and (E), (x) the aggregate number of Common Stock issued or underlying such Related Securities issued in connection with all such acquisitions and other transactions does not exceed 5.0% of the aggregate number of shares of Common Stock outstanding immediately following the consummation of this offering and (y) the recipients of the Common Stock or Related Securities agree in writing to be bound by the same terms described in the lock-up agreement.

Our executive officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell or offer to sell any common stock or related securities concurrently or hereafter owner either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such family member;

•	enter into any swap;

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Common Stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce an intention to do any of the foregoing, in each case, for a period of 90 days after the date of this prospectus supplement without the prior written consent of B. Riley.

This restriction terminates after the close of trading of the Common Stock on and including the 90th day after the date of this prospectus supplement.

Notwithstanding the foregoing, and subject to certain conditions, the lock-up restrictions described above do not apply to our executive officers and directors with respect to:

•	transactions relating to common stock or Related Securities acquired in open market transactions after the completion of this offering;

•	transfers of common stock or Related Securities by bona fide gift, including, without limitation, to a charitable organization;

•

transfers of common stock or Related Securities by will or intestate succession to the legal representative, heir, beneficiary or any family member of the stockholder, or to a trust whose beneficiaries consist exclusively of one or more of the stockholder and/or a family member;

•

transfers or dispositions of common stock or Related Securities to a family member, a trust exclusively formed for the direct or indirect benefit of the stockholder or a family member or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the stockholder or any family member;

•	transfers of common stock or Related Securities by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement;

•

if the stockholder is a corporation, partnership, limited liability company, trust or other business entity, distributions or transfers of common stock or Related Securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the stockholder, (y) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the stockholder or affiliates of the stockholder (including, for the avoidance of doubt, where the stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (z) limited partners, general partners, members, managers, managing members, stockholders or other equity holders of the stockholder or of the entities described in the preceding clauses (x) and (y);

•

issuances of shares of common stock to the stockholder upon exercise or conversion of outstanding Related Securities disclosed in the registration statement for this offering as described in the registration statement;

•

transfers of common stock or Related Securities pursuant to a change of control of RGF, Inc. (meaning the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of RGF, Inc.) after this offering that has been approved by the independent members of RGF, Inc.’s board of directors, provided, that in the event that such change of control is not completed, the common stock or Related Securities owned by the stockholder shall remain subject to the restrictions described above;

•

transfers of shares of Common Stock or Related Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to shares of Common Stock or Related Securities issued upon the exercise of an option or warrant or the vesting of a restricted stock unit (or upon the exchange of another security or securities) outstanding on or prior to the date hereof, or issued under an employee equity or benefit plan in existence on or prior to the date hereof; and

•

sales pursuant to 10b5-1 Plans (as defined below) established before the date hereof, provided, that any filing made under the Exchange Act in connection with such a sale shall disclose that the sale was made pursuant to a Rule 10b5-1 Plan entered into on a date before the date hereof.

B. Riley may, in its sole discretion, and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the B. Riley and any holders of our equity securities who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

B. Riley has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Common Stock to cover over-allotments, if any, in this offering. B. Riley may close out any covered short position by either exercising its option to purchase additional shares of our Common Stock to cover over-allotments, if any, or purchasing shares of our Common Stock in the open market. In determining the source of shares to close out the covered short position, B. Riley will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares of Common Stock to cover over-allotments, if any.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Common Stock to cover over-allotments, if any. B. Riley must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if B. Riley is concerned that there may be downward pressure on the price of the shares of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Common Stock on behalf of B. Riley for the purpose of fixing or maintaining the price of the Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Common Stock on behalf of B. Riley to reduce a short position incurred by B. Riley in connection with the offering. Similar to other purchase transactions, B. Riley’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor B. Riley makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. B. Riley is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

B. Riley may also engage in passive market making transactions in our Common Stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or through online services maintained by B. Riley or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. B. Riley may agree with us to allocate a specific number of shares of Common Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by B. Riley on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on B. Riley’s web site and any information contained in any other web site maintained by B. Riley is not part of this prospectus supplement, has not been approved and/or endorsed by us or B. Riley, and should not be relied upon by investors.

Other Activities and Relationships

B. Riley and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. B. Riley and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, B. Riley and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If B. Riley or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. B. Riley and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. B. Riley and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain entities affiliated with the underwriter, have indicated an interest in purchasing shares of Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares of Common Stock in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares of Common Stock in this offering.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of shares of our common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the prospectus requirement under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to us, the selling stockholder and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in subsection 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Personal Information

Prospective Canadian purchasers are advised that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule 1 of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this Common Stock for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2(e) of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and no securities may be offered or sold, or will be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong; or which do not constitute an offer to the public for the purpose of the CO or the SFO. No document, invitation, or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated, or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (“Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with section 15A of the Securities Law, and (ii) investors listed in the first addendum to the Securities Law (“Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million, and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own accounts or, where permitted under the Addendum, for the accounts of their respective clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, or “FIEL”), and B. Riley will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriter by The NBD Group, Inc., Los Angeles, California.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement and the exhibits to the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We maintain a corporate website at https://www.realgoodfoods.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus or the accompanying prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by Amendment No. 1 thereto filed with the SEC on April 28, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023;

•

our Current Reports on Form 8-K (except, as applicable, with respect to any Exhibit 99.1 thereto), filed with the SEC on March  1, 2023, May 26, 2023, June 1, 2023, July 26, 2023, August 17, 2023 and October 10, 2023; and

•	the description of our capital stock contained in our Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002 (856) 644-5624, Attention: Investor Relations.

PROSPECTUS

$25,000,000 of

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Offered by the Company

1,104,970 Shares of

Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $25,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 1,104,970 shares in the aggregate of Class A common stock identified above, including the possible resale, from time to time, of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) issuable upon the redemption at the selling stockholder’s option of common units (“LLC Units”) of our subsidiary, Real Good Foods, LLC (“RGF, LLC”) for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock, par value $0.0001 per share (“Class B common stock” and together with the Class A common stock, “common stock”) on a one-for-one basis with the number of LLC Units so redeemed) from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Each time we or any of the selling stockholders offer(s) and sell(s) securities, we or such selling stockholder will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “RGF.” On September 5, 2023 the last reported sale price of our Class A common stock on the Nasdaq Global Market was $4.21 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Pursuant to the disclosure requirements of General Instruction I.B.6 of Form S-3, as of September 5, 2023, the aggregate market value of our common stock held by non-affiliates, or our public float, was $49,234,934. This was based on a total of 11,204,164 shares of Class A common stock outstanding as of that date, of which 115,215 were held by affiliates, and the closing price of our Class A common stock on July 27, 2023, which was $4.44 (using data on the holdings of affiliates and share price on various dates within the 60-day window before the date of this prospectus, as permitted by General Instruction I.B.6 of Form S-3). During the 12 calendar months prior to and including the date of this prospectus, we did not offer or sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to these instructions, as of September 5, 2023, we may sell up to approximately 3,900,000 shares of our Class A common stock.

The date of this prospectus is September 27, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000, and the selling stockholders may, from time to time, sell up to 1,104,970 shares of Class A common stock, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the redemption at the selling stockholder’s option of LLC Units for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock on a one-for-one basis with the number of LLC Units so redeemed), from time to time in one or more offerings as described in this prospectus. Such redemptions, cancellations and issuances are governed by the terms of that certain Exchange Agreement, dated as of November 4, 2021, by and among us, RGF, LLC, the members named therein, and the Fidelity investment funds party thereto (the “Exchange Agreement”), and the Limited Liability Company Agreement of RGF, LLC (the “Operating Agreement”).

Each time that we or the selling stockholders offer(s) and sell(s) securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference,” and the information under “Where You Can Find More Information.” Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “RGF,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Real Good Foods Company, Inc. and its consolidated subsidiary Real Good Foods, LLC, taken as a whole, unless otherwise specified.

Our Realgood Foods Co. logo, and The Real Good Food Company are trademarks of the Company and its subsidiary. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: our ability to successfully implement our growth strategy; our ability to maximize our production capabilities in our manufacturing facilities and achieve benefits therefrom; our ability to generate sufficient cash flow or raise capital on acceptable terms; the loss of key members of our senior management team; allegations that our products cause illness or fail to comply with government regulations; the loss of a significant customer; the entrance of new competitors into our industry; the impact of public health crises on the U.S. and global economies, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations; the effectiveness of our marketing and trade spending programs; our ability to introduce new products and improve existing products; our ability to match our manufacturing capacity with demand; the impact of government regulation, scrutiny, warning and public perception; the effect of false marketing claims; adverse weather conditions, natural disasters, pestilences and other natural conditions affecting our operations; our ability to develop and maintain our brand; the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require; our ability to manage our supply chain effectively; volatility in the price of our Class A common stock; and the other risks, uncertainties and the factors described in the risk factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of such statements. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy our securities.

Overview

We are an innovative high-growth, branded, health- and wellness-focused frozen and refrigerated food company. We develop, market, and manufacture delicious and convenient comfort foods designed to be high in protein, low in sugar, and made from ingredients that are intended to be sold in the health and wellness (“H&W”) segment of the frozen and refrigerated food categories. Our brand commitment, “Real Food You Feel Good About Eating,” represents our strong belief that, by eating our food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle.

We are a mission-focused company. Our mission is to make our craveable, nutritious comfort foods accessible to everyone across the United States and, eventually, throughout the world. Our mission is important to us because we believe an increasing number of consumers are seeking to make healthier food choices, yet face limited options when it comes to the convenience of products found in the frozen food aisle. These consumers include the U.S. population seeking to reduce sugar in their diets, the U.S. population seeking to reduce their carbohydrate intake, the 13% of the U.S. adult population suffering from the health effects of diabetes, the 34.5% of the U.S. adult population with prediabetes, and the 42% of the adult U.S. population suffering from obesity. We believe our products provide alternatives for these consumers, and also have broad appeal due to our uncompromising approach to developing products suited to a wide range of consumer tastes and diet preferences.

We believe the nutritional content and quality of our products position us to compete directly within the $170 billion U.S. H&W industry, which includes natural, specialty, and wellness food products. Since our inception, we have focused on creating H&W products for the frozen food aisle, where we believe H&W brands are underrepresented compared to other categories. We also believe H&W branded products with our macronutrient composition are similarly underrepresented within the frozen food category. We compete in multiple large subcategories within the U.S. frozen food category, including frozen entrée and breakfast, which we consider our two core, strategic growth subcategories. According to SPINS information as of April 23, 2023, the two core subcategories in which we operate comprised 48% of the approximately $66 billion U.S. frozen food category excluding frozen and refrigerated meat. Currently, we sell comfort foods such as our bacon wrapped stuffed chicken, chicken enchiladas, grain-free cheesy bread breakfast sandwiches, lightly breaded chicken nuggets, burritos, flautas, and various entrée bowls. Based on consumer feedback, we also believe our brand has permission to extend into multiple adjacent food categories within and outside of frozen and refrigerated foods.

All of our products are prepared with proprietary ingredient systems that allow us to provide consumers with delicious meals that are designed to be high in protein, low in sugar, and many of these are made with gluten- and grain-free ingredients. Our base ingredient systems, which include (i) chicken and parmesan cheese, and (ii) plant-based proteins and fibers, are composed of simple ingredients to which our consumers are accustomed. We believe these ingredient systems are critical to our success because they are a large part of what makes our products craveable while allowing us to capture the macronutrient ratios favored by H&W consumers. To support these ingredient systems, we source widely available, nutritious ingredients from a network of suppliers with whom we have strong relationships.

Historically, we have sold substantially all of our products under our “Realgood Foods Co.” brand. We also sell a limited number of private label products to select retail customers. Our branded products are sold to consumers through an increasing number of locations within retail channels, primarily in natural and conventional grocery, club, and mass merchandise stores, including Walmart, Kroger, Publix, Albertsons Safeway, HEB and Costco.

Corporate Information

The Real Good Food Company, Inc. was formed as a Delaware corporation on June 2, 2021 under the name “Project Clean, Inc.” for the purpose of completing an initial public offering (the “IPO”) and related reorganizational transactions in order to carry on the business of RGF, LLC, a Delaware limited liability company and the sole subsidiary of the Company. Our principal executive offices are located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002 and our telephone number is (856) 644-5624. Our website address is https://realgoodfoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes. We may also use the proceeds for temporary investments until we need them for general corporate purposes. We will not receive any proceeds from the sales of Class A common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

A description of our common stock and preferred stock is set forth in our registration statement on Form 8-A as filed with the SEC on November 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022), which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

•

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than RGF) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Brilliant Earth and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of RGF;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock, preferred stock, debt securities, or any combination thereof (including in the form of units). We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, to the extent applicable. The following summary of material provisions of the warrants and, to the extent applicable, the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant certificate and, to the extent applicable, the warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant certificates and, to the extent applicable, warrant agreements that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A common stock, preferred stock, or units purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value. and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, Class A common stock, preferred stock or units will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders of RGF.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Class A common stock, preferred stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock, preferred stock, debt securities or units are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock, preferred stock, debt securities or units, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock, preferred stock, debt securities or units, if any.

The warrant agreement for a series of warrants, to the extent applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Class A common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.

We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 1,104,970 shares of our Class A common stock that may be sold or otherwise disposed of by the selling stockholders from time to time in one or more offerings as described in this prospectus. Such shares include the following: (a) 149,194 already issued and outstanding shares of our Class A common stock; and (b) 955,776 shares of our Class A common stock issuable upon the redemption at the selling stockholder’s option of LLC Units for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock on a one-for-one basis with the number of LLC Units so redeemed).

The below table sets forth, as of September 5, 2023, for each selling stockholder: (a) the shares of our Class A common stock and Class B common stock beneficially owned by such holder prior to this offering; (b) the number of shares of our Class A common stock being offered by such holder pursuant to this prospectus, following the redemption of such holder’s LLC Units and the issuance of an equal number of shares of Class A common stock (and the related cancellation of the holder’s shares of Class B common stock); and (c) such holder’s beneficial ownership of our Class A common stock and Class B common stock after completion of this offering. All such information assumes that (i) all of the LLC Units held by each selling stockholder are redeemed at such holder’s option (and the holder’s shares of Class B common stock are simultaneously cancelled one-for-one) and exchanged for Class A common stock, rather than for cash at our option, and (ii) all of the shares of Class A common stock covered by this prospectus (but none of the other shares, if any, held by the other selling stockholders) are sold by the selling stockholder to third parties. Because the number of LLC Units redeemed is the same as the number of shares of Class B common stock cancelled upon a redemption, we only show in the table below Class B common stock, and not LLC Units, owned prior to this offering.

The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the beneficial ownership and percentage ownership of a selling stockholder, shares of Class A common stock subject to derivative securities held by that selling stockholder that are currently exercisable, convertible or exchangeable, or that will be exercisable, convertible or exchangeable within 60 days after September 5, 2023, are deemed beneficially owned and outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage ownership after this offering is based on 11,204,164 shares of our Class A common stock outstanding as of September 5, 2023.

The selling stockholders may sell all, some or none of their shares of Class A common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which the information in the table is presented, the selling stockholders may have sold, transferred or disposed of shares of Class A common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act.

	Class A Common Shares Beneficially Owned Before		Class B Common Shares Beneficially Owned Before		Maximum Number of Shares of Common Stock	Class A Common Shares Beneficially Owned After		Class B Common Shares Beneficially Owned After
	Offering		Offering		Offered Under this	Offering(2)		Offering
Name of Selling Stockholder(1)	Number	Percentage	Number	Percentage	Prospectus	Number	Percentage	Number	Percentage
STRAND EQUITY PARTNERS III LLC	149,194	1.33%	955,776	6.51%	955,776	149,194	1.33%	—	—

(1)

Except as otherwise stated in the footnotes to or disclosure below this table: (a) we believe, based on information furnished to us by such selling stockholders and as set forth in reports filed with the SEC, that such selling stockholders have sole investment and voting power with respect to the shares of the common stock set forth in the table above; (b) the address for all such selling stockholders is c/o The Real Good Food Company Inc. 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002; and (c) none of such selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

(2)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholders to third parties.

Material Relationships

Other than as set forth below, for information regarding material relationships and transactions between us and the selling stockholders within the past three years, see the section titled “Certain Relationships and Related Transactions” of our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 28, 2023, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We are registering the securities, and in the case of our selling stockholders, shares of Class A common stock covered by this prospectus on both our behalf and that of the selling stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of Class A common stock will be borne by both the Company and the selling stockholders, respectively, according to the allocation of shares sold. We or the selling stockholders may offer and sell such securities and shares of Class A common stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of Class A common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	by delayed delivery contracts or by remarketing firms;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•

block trades in which the broker-dealer attempts to sell the securities covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•

through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	a combination of any such method of sale; or

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares of Class A common stock covered by this prospectus or otherwise, the selling stockholders may:

•	sell such shares of Class A common stock:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices;

•	sell such shares of Class A common stock:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of Class A common stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of Class A common stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of Class A common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

If underwriters are used in the sale of any securities covered by this prospectus, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of securities covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

The securities covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.

Agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such agent and describe any compensation received by them from us.

In connection with sales of shares of Class A common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of Class A common stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of Class A common stock covered by this prospectus short and the selling stockholders may deliver shares of Class A common stock to close out short positions and to return borrowed shares of Class A common stock in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A common stock covered by this prospectus to broker-dealers that in turn may sell such shares of Class A common stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Class A common stock covered by this prospectus, which shares of Class A common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of Class A common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Class A common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of Class A common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of Class A common stock by the selling stockholders.

The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of Class A common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of Class A common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of Class A common stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the selling stockholders to sell the shares of Class A common stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of Class A common stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of Class A common stock to engage in market-making activities with respect to such shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of Class A common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

•	the number of shares of Class A common stock involved in the arrangement;

•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of Class A common stock, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the shares of Class A common stock being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of the shares of Class A common stock.

In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of Class A common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any Class A common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):2

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by Amendment No. 1 thereto filed with the SEC on April 28, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023;

•

our Current Reports on Form 8-K (except, as applicable, with respect to any Exhibit 99.1 thereto), filed with the SEC on March  1, 2023, May  26, 2023, June  1, 2023, July  26, 2023, and August 17, 2023; and

•	the description of our capital stock contained in our Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(856) 644-5624

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference.”

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.realgoodfoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

October  , 2023